EXHIBIT 24.1
                         ANHEUSER-BUSCH COMPANIES, INC.
                               POWER OF ATTORNEY
    Each of the undersigned directors and officers of Anheuser-Busch Companies, Inc., a Delaware corporation (the "Company"), hereby appoints Patrick T. Stokes,
W. Randolph Baker, and JoBeth G. Brown, and each of them or their successors as officers of the Company acting singly, the true and lawful agents and attorneys of the undersigned, with full power of substitution, to do all things and to execute all instruments which any of them may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act on Form S-8 of: (a) 16 million additional shares of common stock to be issued under the Company's 1998 Incentive Stock Plan (the "1998 Plan Shares");
(b) 300,000 additional shares of common stock to be issued under the Company's Stock Plan for Non-Employee Directors (the "Director Plan Shares"); (c) the previously registered shares of common stock remaining unissued under the Company's 1998 Incentive Stock Plan (Registration Nos. 333-67027 and
333-60216); (d) the previously registered shares of common stock remaining unissued under the Company's 1989 Incentive Stock Plan (Registration Nos. 33-36132 and 33-53333); and (e) the previously registered shares of common stock remaining unissued under the Company's Stock Plan for Non-Employee Directors (Registration No. 333-88015). This authorization includes the authority to sign the name of each of the undersigned in the capacities indicated below to the said proposed Registration Statements to be filed in respect of said 1998 Plan Shares and said Director Plan Shares, and to any amendments to said proposed Registration Statements or to Registration
Statement Nos. 333-67027, 333-60216, 33-36132, 33-53333 or 333-88015 after this date.
    IN WITNESS WHEREOF, each of the undersigned has executed a copy of this Power of Attorney as of April 23, 2003.
        /s/ PATRICK T. STOKES                 /s/ W. RANDOLPH BAKER
            Patrick T. Stokes                     W. Randolph Baker
President and Chief Executive Officer  Vice President and Chief Financial
      (Principal Executive Officer)     Officer (Principal Financial Officer)
       /s/ JOHN F. KELLY                     /s/ AUGUST A. BUSCH III
           John F. Kelly                         August A. Busch III
   Vice President and Controller          Chairman of the Board and Director
   (Principal Accounting Officer)
      /s/ CARLOS FERNANDEZ G.                  /s/ JAMES J. FORESE
          Carlos Fernandez G.                      James J. Forese
               Director                               Director
           /s/ JOHN E. JACOB                    /s/ JAMES R. JONES
               John E. Jacob                        James R. Jones
                 Director                              Director
         _________________________             /s/ VERNON R. LOUCKS, JR.
             Charles F. Knight                     Vernon R. Loucks, Jr.
                 Director                                Director
         /s/ VILMA S. MARTINEZ                 /s/ WILLIAM PORTER PAYNE
             Vilma S. Martinez                     William Porter Payne
                  Director                              Director
         /s/ JOYCE M. ROCHE                     /s/ HENRY H. SHELTON
             Joyce M. Roche                         Henry H. Shelton
               Director                                Director
          /s/ ANDREW C. TAYLOR                 ____________________________
              Andrew C. Taylor                     Douglas A. Warner III
                  Director                                Director
       /s/ EDWARD E. WHITACRE JR.
           Edward E. Whitacre Jr.
                Director